As filed with the U.S. Securities and Exchange Commission on August 12, 2020

Registration No. 333-240314

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AYRO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0204758
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

512-994-4917

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rodney C. Keller, Jr.

President and Chief Executive Officer

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

512-994-4917

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.

Matthew L. Fry, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

AYRO, Inc. (the “Company”) is filing this Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-240314) for the sole purpose of filing Exhibit 23.4 with the Securities and Exchange Commission. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

Exhibit
Number	Description of Document

5.1*	Opinion of Haynes and Boone, LLP
23.1*	Consent of Friedman LLP, independent registered public accounting firm
23.2*	Consent of Plante & Moran, PLLC, independent registered public accounting firm
23.3*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
23.4**	Consent of EisnerAmper LLP, independent registered public accounting firm
24.1*	Power of Attorney

**	Filed herewith.
*	Previously filed as an exhibit to the Company’s Registration Statement on Form S-3, filed August 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 12, 2020.

AYRO, INC.

By:	/s/ Rodney C. Keller, Jr.
Name:	Rodney C. Keller, Jr.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rodney C. Keller, Jr.	President, Chief Executive Officer and Director	August 12, 2020
Rodney C. Keller, Jr.	(Principal Executive Officer)

/s/ Curtis Smith	Chief Financial Officer	August 12, 2020
Curtis Smith	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	August 12, 2020
Joshua Silverman

*	Director	August 12, 2020
Mark Adams

*	Director	August 12, 2020
George Devlin

*	Director	August 12, 2020
Sebastian Giordano

*	Director	August 12, 2020
Zvi Joseph

*	Director	August 12, 2020
Greg Schiffman

* By:	/s/ Rodney C. Keller, Jr.
Rodney C. Keller, Jr.
As Attorney-in-Fact